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                                                                    EXHIBIT 99.1


[Reliant Resources, Inc. Logo]




FOR MORE INFORMATION:   DENNIS BARBER - (713) 497-3042
                        RICHARD WHEATLEY - (713) 497-5881


FOR IMMEDIATE RELEASE:  DECEMBER 10, 2003



             Reliant Resources Completes Sale of European Operations


HOUSTON, TX - Reliant Resources, Inc. (NYSE: RRI) announced today it has closed the sale of its European business to nv Nuon.

"We are pleased to have completed this transaction, which is another important step in our program to reduce debt, strengthen our balance sheet and reshape the capital structure of the company," said Joel Staff, chairman and chief executive officer. "The sale also will allow us to focus exclusively on our U.S. retail and wholesale operations," he said.

The total cash consideration received by Reliant for the sale, including a dividend paid at closing by its European operating company, was approximately $1.3 billion ((a)1.1 billion). After the repayment of debt related to the European business, Reliant expects to receive net cash proceeds of approximately $615 million. Reliant intends to deposit approximately $360 million of these proceeds into a restricted escrow account established under its credit agreements. It will use the balance of the net proceeds to repay bank debt. As previously disclosed, Reliant is also entitled to a contingent payment based on future dividends or liquidation proceeds of NEA, the former coordinating entity for the Dutch generation sector.

Reliant Resources' European business included approximately 3,500 megawatts of generating capacity in The Netherlands and related commercial operations.


                                     -more-
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Reliant Resources, Inc., based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S., marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to more than 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Reliant also serves large commercial and industrial clients in the PJM (Pennsylvania, New Jersey, Maryland) Interconnection. The company has approximately 20,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. For more information, visit www.reliantresources.com.


                                      * * *


This news release contains "forward-looking statements." Forward-looking statements are statements that contain projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, or other projections or estimates about our assumptions relating to these types of statements. These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. We have based our forward-looking statements on management's beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the integration of recent acquisitions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.


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